UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2011

PVF Capital Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 248-7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 30, 2011, PVF Capital Corp. (the “Company”) received non-objection approval from the Office of the Comptroller of the Currency (the “OCC”) for the adoption of an annual incentive plan (the “2012 Incentive Plan”) for the Company’s executive officers, including its Named Executive Officers (“NEOs”), and officers and other key employees of its wholly owned subsidiary Park View Federal Savings Bank (the “Bank”). Pursuant to Sections 9 and 20 of the Bank’s and Company’s respective cease and desist orders, both the Bank and the Company are prohibited from adopting or making any bonus plan awards or any other similar payments, directly or indirectly, to their senior executive officers without prior written non-objection from the OCC.

The 2012 Incentive Plan sets forth target bonus amounts for each participating executive officer, expressed as a percentage of base salary, and provides for awards ranging from 50% (threshold) to 200% (maximum) of target. The target bonus awards under the 2012 Incentive Plan for each of the Company’s NEOs are as follows:

Names Executive Officer	2012 Target Bonus Opportunity (as a % of base salary)
Robert J. King, Jr.	37.5%
Jeffrey N. Male	26.25%
James H. Nicholson	26.25%
Lonnie Shiffert	26.25%

For each of the NEOs, 100% of each executive’s 2012 bonus opportunity will be dependent upon the achievement of pre-established corporate performance metrics and, with the exception of Mr. King, subject to upward or downward adjustment based upon individual performance. Pursuant to the 2012 Incentive Plan, corporate performance will be evaluated based upon the following metrics, each of which with a one-third weighting: (i) adversely classified assets ratio (adversely classified assets divided by the sum of equity and general valuation allowance); (ii) adversely classified assets plus special mention assets ratio (the sum of special mention assets and adversely classified assets divided by the sum of equity and general valuation allowance); and (iii) pre-provision, pre-tax income (before other real estate owned credit costs). In addition, the 2012 Incentive Plan includes a circuit breaker component that requires the Company to maintain certain regulatory capital levels in order for any award to be paid. For NEOs other than Mr. King, 50% of each executive’s annual bonus award is subject to adjustment from 0 to 125% based upon individual performance. Awards earned under the 2012 Incentive Plan will be settled in both cash (50%) and equity (50%), with the equity component to consist of either restricted common shares or stock options, as determined by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVF CAPITAL CORP.

By:	/s/ Jeffrey N. Male
Jeffrey N. Male
Vice President and Secretary

Date: December 6, 2011